Exhibit 23.1



INDEPENDENT AUDITOR'S CONSENT


To the Board of Directors
FiberChem, Inc.

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2 of our report dated February 13, 1998 on the consolidated financial statements of FiberChem Inc. and Subsidiaries as of September 30, 1997 and 1996 for the years then ended which appear in this Prospectus. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.



/s/ GOLDSTEIN GOLUB KESSLER LLP
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GOLDSTEIN GOLUB KESSLER LLP
New York, New York




September 24, 1998